Exhibit 10.45
AMENDMENT NO. 1
TO
SALES AGREEMENT
August 12, 2022

Cantor Fitzgerald & Co.
499 Park Avenue
New York, NY 10022

JonesTrading Institutional Services LLC
211 East 43rd Street, 15th Floor
New York, NY 10017

Ladies and Gentlemen:

Curis, Inc. (the “Company”), Cantor Fitzgerald & Co. (“Cantor”) and JonesTrading Institutional Services LLC (“JonesTrading”, each of Cantor and JonesTrading individually an “Agent” and collectively, the “Agents”) are parties to that certain Sales Agreement dated March 16, 2021 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties hereto, intending to be legally bound, hereby amend the Original Agreement as follows:
1.    All references to “March 16, 2021” set forth in Schedule 1 of the Original Agreement are revised to read “March 16, 2021 (as amended by Amendment No. 1 to Sales Agreement, dated August 12, 2022)”.

2.    Section 12 of the Original Agreement is deleted in its entirety and replaced with the following:

“Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agents, shall be delivered to the Agents at Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, Attention: Capital Markets, phone no: (212) 307-3730 and General Counsel, [**] and at JonesTrading Institutional Services LLC, 211 East 43rd Street, 15th Floor, New York, NY 10017, Attention: Burke Cook, General Counsel, email: [**]; with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036, Attention: Dean M. Colucci, phone no: 973-424-2020, email: [**], or if sent to the Company, shall be delivered to Curis, Inc., 128 Spring Street, Lexington, MA 02421, Attention: Diantha Duvall, Chief Financial Officer and Nancy Soohoo, General Counsel, email: [**] and [**], with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02108, Attention: Cynthia Mazareas, Esq., email [**]. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by email, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.”

3.    Schedule 2 of the Original Agreement is deleted in its entirety and replaced with the following:

SCHEDULE 2
The Company
James E. Dentzer    [**]
President and Chief Executive Officer
Diantha Duvall     [**]
Chief Financial Officer
Cantor
Sameer Vasudev                     [**]

with copies to [**]

JonesTrading
Moe Cohen                                          [**]

Bryan Turley                                       [**]

John D’Agostini                                   [**]

Ryan Gerety                                         [**]

Burke Cook                                          [**]

with a copy to [**]

4.    Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

5.    Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

6.    Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.    Waiver of Jury Trial. The Company and the Agents each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

8.    Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by electronic or facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and each Agent.

CURIS, INC.
By:	/s/ Diantha Duvall
Name:	Diantha Duvall
Title:	Chief Financial Officer

CANTOR FITZGERALD & CO.
By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Senior Managing Director, Global Head of Investment Banking

JONESTRADING INSTITUTIONAL SERVICES LLC
By:	/s/ Burke Cook
Name:	Burke Cook
Title:	General Counsel

[Signature page to Amendment No. 1 to Sales Agreement]